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                                                                    Exhibit 99.1


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ADC Telecommunications, Inc.                            Telephone (612) 938-8080
PO Box 1101                                             Fax (612) 946-3292
Minneapolis, MN  55440-1101



February 18, 1998


Robert E. Switz
ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, Minnesota 55343
(612) 946-3555

FOR IMMEDIATE RELEASE                         NASDAQ SYMBOL:  ADCT


                FIRST FISCAL QUARTER RESULTS ANNOUNCED TODAY BY ADC
                              TELECOMMUNICATIONS, INC.

MINNEAPOLIS, MN: ADC Telecommunications, Inc. announced final results today for its first fiscal quarter ended January 31, 1998. The 1998 three-month results, compared to the three-month period ended January 31, 1997 are as follows (dollars in thousands except earnings per share):


                                         Quarters Ended January 31,   % Increase
                                         --------------------------
                                            1998          1997        (Decrease)
                                            ----          ----        ----------
Net sales                                 $286,396      $256,777      11.5%
Operating income before non-recurring
charges                                     37,980        37,584        1.1
Operating income                            37,980        14,884      155.2
Income before non-recurring charges         25,409        24,923        2.0
Net income                                  25,409        10,395      144.4
Basic and diluted earnings per share
before non- recurring charges                 0.19           .19          -
Basic and diluted earnings per share          0.19           .08     137.5%


     Net sales increased 11.5% over the same quarter of fiscal year 1997 and, without taking into consideration the non-recurring charges recorded in the first quarter of 1997, net income was essentially flat with the comparable period last year.

     The Company currently expects continued improvements throughout the remainder of 1998 and anticipates that each of the remaining 1998 fiscal quarters will compare favorably to the same quarters in fiscal 1997. The Company also believes, based on current product mix, orders and shipments in each of its business units, that a goal of 20% growth in overall revenues and earnings during the remainder of fiscal 1998 over the comparable period of fiscal 1997 is achievable.

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     ADC TELECOMMUNICATIONS, INC. designs, manufactures and markets a wide variety of transmission and networking systems and broadband connectivity products for fiber optic, twisted pair copper, coaxial and wireless broadband global networks. The Company's products are used by telephone companies, other public network providers (such as wireless, broadcast and cable TV operators) and private voice, data and video network providers. For the fiscal year ended October 31, 1997, ADC revenues were approximately $1.2 billion.

     Net sales for the quarters ended January 31, 1998 and 1997 classified by functional product group, detailed statements of income for the quarters ended January 31, 1998 and 1997 and balance sheets as of January 31, 1998 and October 31, 1997 follow.


NET SALES BY PRODUCT GROUP (DOLLARS IN THOUSANDS):



                                    Quarters Ended January 31,
                                    --------------------------
                                  1998                       1997
                                  ----                       ----
     PRODUCT GROUP      Net Sales          %       Net Sales          %
                        ---------     -------      ---------     ------

     TRANSMISSION      $  135,763      47.4%      $  105,312      41.0%
     ENTERPRISE
       NETWORKING          32,196       11.2          39,828       15.5
     BROADBAND
       CONNECTIVITY       118,437       41.4         111,637       43.5
                         --------      -----      ----------      -----

          TOTAL        $  286,396     100.0%      $  256,777     100.0%
                       ----------     ------      ----------     ------
                       ----------     ------      ----------     ------


Revenue contributions from companies acquired since January 31, 1997 were approximately $14.4 million in the first quarter of fiscal 1998 compared with first quarter 1997 revenue contributions of $40 million from companies acquired since January 31, 1996.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any forward-looking statements contained herein reflect the current expectations or beliefs of ADC's management. The Company cautions readers that actual future results could differ materially from those in forward-looking statements depending on the outcome of certain factors including the risks and uncertainties identified in Exhibit 99-a to the Company's Report on Form 10-K for the fiscal year ended October 31, 1997.


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                   ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF INCOME

                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                   FOR THE QUARTERS ENDED
                                                          JANUARY  31,
                                                  -------------------------
                                                      1998           1997
                                                  ----------      ---------

NET SALES                                         $  286,396      $ 256,777

COST OF PRODUCT SOLD                                 152,846        139,108
                                                  ----------      ---------

GROSS PROFIT                                         133,550        117,669
                                                  ----------      ---------

        Gross profit percentage                        46.6%          45.8%
                                                  ----------      ---------

EXPENSES:
     Development and product engineering              30,938         28,119
     Selling and administration                       62,094         49,444
     Goodwill amortization                             2,538          2,522
     Non-recurring charges                                --         22,700
                                                  ----------      ---------

        Total expenses                                95,570        102,785
                                                  ----------      ---------

OPERATING INCOME                                      37,980         14,884

OTHER INCOME (EXPENSE), NET:

        Interest                                       1,444          1,786
        Other                                           (333)          (427)
                                                  ----------      ---------

INCOME BEFORE INCOME TAXES                            39,091         16,243

PROVISION FOR INCOME TAXES                            13,682          5,848
                                                  ----------      ---------

NET INCOME                                        $   25,409      $  10,395
                                                  ----------      ---------
                                                  ----------      ---------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
(DILUTED)                                            136,914        133,730
                                                  ----------      ---------
                                                  ----------      ---------

BASIC AND DILUTED EARNINGS PER SHARE              $     0.19      $    0.08
                                                  ----------      ---------
                                                  ----------      ---------


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                    ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS

                                    (IN THOUSANDS)



                                       ASSETS

                                                   JANUARY 31,   OCTOBER 31,
                                                      1998          1997
                                                  ----------     ----------
CURRENT ASSETS:

     Cash and cash equivalents                    $   97,310     $  109,794
     Accounts receivable, net                        231,976        246,241
     Inventories                                     181,367        168,379
     Prepaid income taxes and other assets            28,956         25,053
                                                  ----------     ----------
        Total current assets                         539,609        549,467

PROPERTY AND EQUIPMENT, net                          225,707        215,677

OTHER ASSETS, principally goodwill                   183,213        171,159
                                                  ----------     ----------

                                                  $  948,529     $  936,303
                                                  ----------     ----------
                                                  ----------     ----------


                 LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES:

     Current maturities of long-term debt         $      564     $      650
     Accounts payable                                 56,770         62,879
     Accrued liabilities                             111,047        118,870
                                                  ----------     ----------
        Total current liabilities                    168,381        182,399

LONG-TERM DEBT, less current
maturities                                             2,552          3,109
                                                  ----------     ----------
        Total liabilities                            170,933        185,508

STOCKHOLDERS' INVESTMENT

      (134,139 and 133,508 shares outstanding)       777,596        750,795
                                                  ----------     ----------

                                                  $  948,529     $  936,303
                                                  ----------     ----------
                                                  ----------     ----------

